UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2006
PREMIUM STANDARD FARMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51347 (Commission File Number)	43-1455411 (IRS Employer Identification No.)
805 Pennsylvania Avenue, Suite 200, Kansas City, Missouri 64105
(Address of principal executive offices)
(816) 472-7675
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Premium Standard Farms, Inc. (the “Company”) settled with six plaintiffs in the previously disclosed case of Steven Adwell, et al. vs. PSF, et al. in Jackson County, Kansas City, Missouri for the sum of $4.5 million. This followed a jury verdict on September 22, 2006 for these plaintiffs for this amount in compensatory damages and punitive damages which were to be determined subsequently. There are 29 plaintiffs remaining in this case as well as 24 plaintiffs in the previously disclosed case of Michael Adwell, et al vs. PSF, et al., also pending in Jackson County, Kansas City, Missouri.
The Company indicated its disappointment with the verdict. Despite the Company’s request for a site visit, the plaintiffs objected and the jury was not allowed to visit the farm which made it difficult to give them an accurate picture of the situation. As a result, the Company believes the result of this trial did not accurately reflect its commitment to environmental stewardship and social responsibility. However, it elected to settle all claims from this group of plaintiffs for the $4.5 million of compensatory damages awarded.
This current report contains “forward-looking statements” within the meaning of the federal securities laws. Naturally, all forward-looking statements involve risk and uncertainty; actual results or events could be materially different. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our goals will be achieved. Important factors that could cause actual results to differ include: economic conditions generally and in our principal markets; competitive practices and consolidation in the pork production and processing industries; the impact of current and future laws, government regulations and fiscal policies affecting our industry and operations, including environmental laws and regulations, trade embargoes and tariffs; developments affecting our pending merger with Smithfield Foods, Inc., uncertainties relating to litigation involving the Company; domestic and international transportation disruptions; food safety; the availability of additional capital to fund future commitments and expansion and the cost and terms of financing; the extent to which we are able to manage animal health issues; feed ingredient costs; fluctuations in live hog and wholesale pork prices; customer demands and preferences; and the occurrence of natural disasters and other occurrences beyond our control. In light of these risks, uncertainties and assumptions, the forward-looking events discussed might not occur. Please review our Annual Report on Form 10-K for other important factors that could cause results to differ materially from those in any such forward-looking statements. Information in prior reports may not be current and may be superseded by more recent information reported by us.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIUM STANDARD FARMS, INC.

	By: Name:	/s/ Stephen A. Lightstone Stephen A. Lightstone
Date: September 25, 2006	Title:	Executive Vice President, Chief Financial Officer and Treasurer